Riviera Holdings Corporation
                        2901 Las Vegas Boulevard South
                              Las Vegas, NV 89109
                      Investor Relations: (800) 362-1460
                              TRADED: AMEX - RIV
                              www.theriviera.com








FOR FURTHER INFORMATION:
AT THE COMPANY:                             INVESTOR RELATIONS CONTACT:
Mark Lefever, Treasurer and CFO             Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                        (208) 241-3704 Voice
(702) 794-9442 Fax                          (208) 232-5317 Fax
Email:  mlefever@theriviera.com             Email:   betsyt@cableone.net

FOR IMMEDIATE RELEASE:


      RIVIERA HOLDINGS THIRD QUARTER 2006 CONFERENCE CALL SET FOR NOVEMBER 1

LAS VEGAS, NV - October 17, 2006 - In conjunction with the release of Riviera Holdings Corporation's (AMEX: RIV) third quarter financial results, the Company will hold a conference call on Wednesday, November 1, 2006 at 2 p.m. EST.

What:   Riviera Holdings Third Quarter 2006 Financial Results
When:   Wednesday, November 1, 2006, 2 p.m. EST/ 11 a.m. PST
Where:  http://www.videonewswire.com/event.asp?id=36217 or www.theriviera.com
        -----------------------------------------------

How: Live and rebroadcast over the Internet - simply log onto the web at one of the above addresses

Live call via telephone:   888-889-5345
Replay information:    877-519-4471, code 8001922
Contact information:   Betsy Truax 208-241-3704 or BetsyT@cableone.net

About Riviera Holdings:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.


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